Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

ZYMERGEN INC.

A PUBLIC BENEFIT CORPORATION

i

5.5	Secretary.	13
5.6	Principal Financial Officer.	14
5.7	Vice Presidents.	14
5.8	Assistant Treasurers and Assistant Secretaries.	14
5.9	Voting Shares in Other Business Entities.	14
5.10	Authority and Duties of Officers.	14
5.11	Compensation.	14

Article VI Indemnification of Directors, Officers, Employees, and other Agents		15

6.1	Indemnification.	15
6.2	Advancement of Expenses.	15
6.3	Actions Initiated Against the Corporation.	16
6.4	Contract Rights.	16
6.5	Claims.	16
6.6	Determination of Entitlement to Indemnification.	17
6.7	Non-Exclusive Rights.	17
6.8	Insurance, Contracts and Funding.	17
6.9	Severability.	17
6.10	Miscellaneous.	18

Article VII Records and Reports		18

7.1	Maintenance and Inspection of Records.	18

Article VIII General Matters		19

8.1	Checks.	19
8.2	Execution of Corporate Contracts and Instruments.	19
8.3	Reliance upon Books, Reports and Records.	19
8.4	Stock Certificates; Public Benefit Corporation Notice; Partly Paid Shares.	19
8.5	Lost Certificates.	19
8.6	Construction; Definitions.	20
8.7	Fiscal Year.	20
8.8	Seal.	20
8.9	Transfer of Stock.	20
8.10	Registered Stockholders.	20
8.11	Facsimile Signature.	20

Article IX Amendments		21

Article X Public Benefit Corporation Provisions		21

10.1	Required Statement in Stockholder Meeting Notice.	21
10.2	Periodic Statements.	21

ii

AMENDED AND RESTATED BYLAWS

OF

ZYMERGEN INC.

ARTICLE I

CORPORATE OFFICES

1.1	Registered Office.

The registered office of Zymergen Inc. (the “Corporation”) shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

1.2	Other Offices.

The Board of Directors (the “Board of Directors”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	Annual Meeting.

An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly be brought before the meeting.  The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the Corporation’s notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

2.2	Special Meeting.

Special meetings of the stockholders may be called only in the manner set forth in the Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”) and may not be called by any other person. Any special meeting of the stockholders shall be held at such place (if any), on the date and at the time determined by the Board of Directors or as the chief executive officer of the Corporation (the “CEO”), the Chairperson of the Board of Directors (the “Chairperson”), the president of the Corporation (the “President”), if any is appointed, or the Secretary of the Corporation (the “Secretary”) shall designate, as set forth in the Corporation’s notice of the meeting. The Board of Directors may postpone, reschedule or cancel any such meeting. Business transacted at any such meeting shall be limited to the purpose(s) stated in the notice (or any supplement thereto) given by or at the direction of the Board of Directors.

2.3	Notice of Stockholders’ Meetings.

Except as otherwise required by applicable law or as provided in these Bylaws or the Certificate of Incorporation, notice of the date, time and place (if any) or means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, of all meetings of stockholders shall be in writing and shall be given to each stockholder of record entitled to notice of such meeting in accordance with Section 2.4 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. In the case of a special meeting of stockholders, the notice shall state the purpose or purposes for which the meeting is called.

2.4	Manner of Giving Notice; Affidavit of Notice.

Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile, electronic mail or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this Section 2.4 shall be deemed given in the manner provided by Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL.

2.5	Quorum.

The holders of a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise required by applicable law, by the Certificate of Incorporation, or by these Bylaws. Except as otherwise required by applicable law, by the Certificate of Incorporation, or by these Bylaws, where a separate vote by one or more series or classes of capital stock of the Corporation is required, the holders of a majority of the voting power of the shares of such one or more series or classes of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote thereat who are present in person or represented by proxy shall have power to adjourn the meeting to another place (if any), date or time, without notice other than as specified in Section 2.6.

2.6	Adjourned Meeting; Notice.

The Board of Directors or the chairperson of any meeting may adjourn any meeting of stockholders to another time or place (if any), whether or not a quorum is present and, unless these Bylaws otherwise require, notice, in writing or otherwise, need not be given of the adjourned meeting if the date, time and place (if any) thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.7	Organization; Conduct of Business.

(a)          Such person as the Board of Directors may have designated or, in the absence of such a person, the CEO or, in their absence, the President, if any is appointed, or in their absence, the Secretary shall call to order any meeting of stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

(b)          The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it deems appropriate, provided such rules and regulations are not inconsistent with any other provision of these Bylaws or the Certificate of Incorporation. Except to the extent inconsistent with the rules and regulations adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene, recess and/or adjourn the meeting (whether or not a quorum is present), to determine the order of business and the procedure at the meeting, including such rules and regulations of the manner of voting, the conduct of discussion and such other matters as seems to them in order, and to do all such acts as, in the judgment of the chairperson of the meeting, are appropriate for the proper conduct of the meeting.

(c)          Rules and regulations relating to the conduct of any meeting of stockholders, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, among other things, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the dissemination of solicitation materials and use of audio or visual recording devices at the meeting; and (vi) limitations on the time allotted to questions or comments by participants and on stockholder proposals.

(d)          The Board of Directors or the chairperson of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made or proposal solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.12(a)(iii)(C)(9)). If the Board of directors or the chairperson of the meeting determines and declares that any nomination or item of business has not been properly brought before a meeting of stockholders, then such nomination shall be disregarded and such business shall not be transacted or considered at such meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson of the meeting shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.

2.8	Voting.

At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Subject to the rights of the holders of any class or series of preferred stock of the Corporation (the “Preferred Stock”) to elect additional directors under specific circumstances, as may be set forth in the Certificate of Designation for such class or series of Preferred Stock, each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting on all matters submitted to a stockholder vote.

Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specific circumstances, as may be set forth in the Certificate of Designation for such class or series of Preferred Stock, directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors. Except as otherwise required by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, all other matters shall be determined by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

2.9	Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

2.10	Record Date for Stockholder Notice; Voting.

(a)          Except as otherwise required by applicable law, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and, in the case of determining stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, which shall not be greater than sixty (60) nor fewer than ten (10) days before the date of such meeting, nor, in the case of any other action, greater than sixty (60) days prior to such other action.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors, at the time it fixes such record date, shall determine that a later date on or before the date of the meeting shall be the date for making such determination.

If the Board of Directors does not so fix a record date:

(i)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)         Except as otherwise required by applicable law, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(b)          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may in its discretion or as required by law fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting.

(c)          Unless determined by the Board of Directors or the chairperson of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted and such other information as may be required under the procedure established for the meeting or otherwise by the chairperson of the meeting.

(d)          In advance of any meeting of stockholders, the Corporation shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability, and may perform such other duties not inconsistent herewith as may be requested by the Corporation or chairperson of the meeting.

2.11	Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing or by an electronic transmission permitted by applicable law filed with the Secretary at or prior to the time designated for holding such meeting, but in any event, not later than the time designated in the order of business for so delivering such proxy. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Execution of a proxy may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by manual signature, typewriting, facsimile or electronic transmission or otherwise. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission or electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such writing or electronic transmission must either set forth or be submitted with information from which it can be determined that the writing or electronic transmission was authorized by the stockholder. If it is determined that any such writing or electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied. Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. Except as otherwise provided therein, a proxy that entitles the agent authorized thereby to vote at a meeting of stockholders shall entitle such agent to vote at any adjournment or postponement of such meeting but shall not be valid after final adjournment of such meeting.

2.12	Notice of Stockholder Business and Nominations; Director Qualifications.

(a)
(i)  At any annual meeting of stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, nominations of persons for election or re-election to the Board of Directors or other business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder in accordance with clauses (ii), (iii) and (iv) of this Section 2.12(a) or Section 2.12(c), if applicable,  (this clause (C) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). The provisions of this Section 2.12(a) and the following Section 2.12(b) apply to all nominations of persons for election to the Board of Directors and other business proposed to be brought before a meeting.

(ii)         For nominations of any person for election or re-election to the Board of Directors or other business to be properly brought before an annual meeting of stockholders by a stockholder (A) the stockholder must have given timely notice thereof in writing to the Secretary, which notice must also fulfill the requirements of clause (iii) of this Section 2.12(a); (B) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 2.12(a) is delivered to the Corporation and must be entitled to vote at the meeting.

(iii)        To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive office of the Corporation not earlier than the opening of business one hundred and twenty (120) days before, and not later than the close of business ninety (90) days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than thirty (30) days from the date of the previous year’s annual meeting of stockholders, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary at the principal executive offices of the Corporation not earlier than the opening of business one hundred and twenty (120) days before the date of such annual meeting of stockholders, and not later than the close of business on the later of (x) ninety (90) days prior to the date of such annual meeting of stockholders; and (y) the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders was first made; provided, that for the purpose of calculating the timeliness of notice for the 2022 annual meeting of stockholders, the date of the preceding year’s annual meeting shall be deemed to be May 30, 2021. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders or of a new record date for an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the information required by the following Section 2.12(b) must also be delivered with and at the same time as such notice):

(A)         as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, whether in a solicitation of proxies for the election of directors in an election contest or otherwise, and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors and publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (3) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;

(B)          as to any other business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;

(C)          as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”), (1) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books and records); (2) the class or series and number of shares of capital stock or other securities of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (3) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates or associates and/or any others acting in concert with any of the foregoing is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of capital stock or other securities of the Corporation or (y) the effect or intent of which is to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of any such person with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”), specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement; (4) a description of any proxy, agreement, arrangement, understanding or relationship between or among such Parties, any of their respective affiliates or associates, and/or any others acting in concert with any of the foregoing with respect to the nomination or proposal and/or the voting, directly or indirectly, of any shares or any other security of the Corporation; (5) any rights to dividends on the shares of capital stock of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of capital stock of the Corporation; (6) any proportionate interest in shares of capital stock of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership or limited liability company in which such Party is a general partner or managing member or, directly or indirectly, beneficially owns an interest in a general partner or managing member; (7) any performance-related fees that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation at the time of the giving of the notice, is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; and (9) a representation as to whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (10) any other information relating to such Party required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14(a) of the Exchange Act; and (11) a certification regarding whether such Party has complied with all federal, state and other legal requirements in connection with such Party’s acquisition of shares of capital stock or other securities of the Corporation;

(D)          an undertaking by each Party to notify the Corporation in writing of any change in the information previously disclosed pursuant to clauses (A), (B) and (C) of this Section 2.12(a)(iii) as of the record date for determining stockholders entitled to receive notice of such meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, by written notice received by the Secretary at the principal executive offices of the Corporation not later than five (5) days after the applicable date specified in this clause (D), and thereafter by written notice so given and received within two (2) business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date); and

(E)          a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting of stockholders and any Party or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any such successor rule) if the stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting of stockholders, the Party or any person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive of such registrant.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such nominee under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting of stockholders shall promptly provide any other information reasonably requested by the Corporation.

(b)          Notwithstanding anything in clause (iii) of this Section 2.12(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause (iii) of this Section 2.12(a)).

(c)          To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee and the nominating stockholder must deliver (not later than the deadline prescribed for delivery of notice under clause (iii) or (iv), as applicable, of Section 2.12(a)) to the Secretary a completed and duly executed written questionnaire with respect to the background and qualifications of such potential nominee and the background and other relevant facts about the nominating stockholder and each other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that, among other matters, such potential nominee: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; (iii) would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement and (iv) intends to serve as a director for the full term for which such person is standing for election.

(d)          Only such business shall be conducted at a special meeting of stockholders as has been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors pursuant to Section 2.3. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 2.12(a)(iii) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections 2.12(a)(iii) and 2.12(b) as if such requirements referred to such special meeting of stockholders; provided, however, that to be considered timely notice under this clause (d), a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such special meeting was first made. This clause (c) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(e)          Only such persons who are nominated for election or re-election as a director of the Corporation in accordance with the procedures, and who meet the other qualifications, set forth in Section 2.12(a), (b) and (c) shall be eligible to stand for election as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws.

(f)          Without limiting the applicability of the foregoing provisions of this Section 2.12, a stockholder who seeks to have any proposal or potential nominee included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in this Section 2.12 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of the Preferred Stock, voting as a class separately from the holders of common stock, to elect directors pursuant to any applicable provisions of such series of Preferred Stock or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(g)          The chairperson of the meeting or the Board of Directors shall, if the facts warrant, determine and declare to the meeting, that the business or nomination was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.12, and if they should so determine, they shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted, notwithstanding that any proxies in respect of such vote may have been received by the Corporation.

(h)          For purposes of this Section 2.12, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or that is generally available on internet news sites or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.13	Requirement to Appear.

Notwithstanding anything to the contrary contained in Section 2.12, if the stockholder that has provided timely notice of a nomination or item of business in accordance with Section 2.12 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such nomination or item of business, such nomination shall be disregarded in accordance with Section 2.12(f) hereof. For purposes of this Section 2.13, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or reliable reproduction (to the reasonable satisfaction of the person presiding over the meeting) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.

2.14	Remote Communication.

For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)          participate in a meeting of stockholders; and

(b)          be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

3.1	Powers.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation relating to powers or rights conferred upon or reserved to the stockholders or the holders of shares of any class or series of the Corporation’s issued and outstanding stock, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.

3.2	Number of Directors.

Subject to the rights of the holders of shares of any series of Preferred Stock to elect additional directors, the number of directors constituting the entire Board of Directors shall consist initially of not less than five nor more than sixteen directors, with the exact number of directors to be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors.

3.3	Election and Qualification of Directors.

(a)          Directors need not be stockholders of the Corporation unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director appointed to fill a vacancy or newly created directorship, shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

(b)          Unless otherwise specified in the Certificate of Incorporation, elections of directors need not be by written ballot.

3.4	Resignation.

Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified therein to be effective at some later time, and the acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

3.5	Place of Meetings; Meetings by Telephone or Electronic Means.

The Board of Directors may hold its meetings either within or outside the State of Delaware.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of video or tele- conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.6	Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time, on such date or dates and at such place or places (if any) as shall from time to time be determined by the Board of Directors. A notice of any such regular meetings, the time, date or place of which has been so determined, shall not be required.

3.7	Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes shall be held at the call of the Chairperson, the CEO, or by a majority of the Board of Directors, at such times and places (if any), within or without the State of Delaware, as the person(s) calling the meeting shall designate, upon notice to each director in accordance with this Section 3.7. Special meetings may also be called by any vice president, the President, if any is appointed, the Secretary, or any assistant secretary upon like notice at the delegation of the person(s) authorized to call a special meeting.  Notice of the date, time and place (if any) of special meetings of the Board of Directors may be given by personal delivery, mail, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic mail, telephone or other form of electronic transmission pursuant to which the director has consented to receive notice, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. If written notice is delivered by courier service, then it shall be given on not less than three (3) calendar days’ notice to each director. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8	Quorum, Action at Meeting and Adjournments.

At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the whole Board of Directors or such committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting of the Board of Directors of any committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, except as otherwise required by applicable law, by the Certificate of Incorporation, or by these Bylaws. If a quorum is not present at any meeting of the Board of Directors or committee thereof, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

3.9	Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10	Board Action by Written Consent Without A Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Action taken under this Section 3.10 is effective when the last director delivers their signed consent, unless the consent specifies a different effective time in accordance with applicable law. A consent signed and delivered under this Section 3.10 has the effect of a meeting vote and may be described as such in any document.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.11	Rules and Regulations.

The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, and as are not inconsistent with the DGCL, the Certificate of Incorporation or these Bylaws.

3.12	Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, including fees and reimbursement of expenses incurred by such person in connection with the performance of such person’s duties as a director, including their services as members of the committees of the Board of Directors.

3.13	Chairperson of The Board of Directors.

The Corporation may also have, at the discretion of the Board of Directors, a Chairperson. The Chairperson shall preside at all meetings of the stockholders and of the Board of Directors at which he or she is present.

ARTICLE IV

COMMITTEES

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, each with such powers and duties not inconsistent with these Bylaws as the Board of Directors may or, pursuant to applicable law (including the rules and regulations of any stock exchange applicable to the Corporation), must, lawfully confer. All members of any committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, except as otherwise provided by the Board of Directors or subject to any restrictions on committee membership established under applicable law (including the rules and regulations of any stock exchange applicable to the Corporation). Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation; or (iii) take any action or assume any authority otherwise prohibited by applicable law (including the rules and regulations of any stock exchange applicable to the Corporation).

Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee of the Board of Directors shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules. Each committee of the Board of Directors shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Chairperson or the Board of Directors.

4.1	Authority to Retain Advisors.

Each committee shall be directly responsible for the appointment, compensation, and oversite of the work of any of its advisors, and the Company must provide for appropriate funding, as determined by such committee, subject to Board of Director’s review, for payment of reasonable fees to any such advisors retained by such committee. The Company will also provide for the payment of any administrative expenses of such committee that are necessary or appropriate in carrying out its activities.

ARTICLE V

OFFICERS

The officers of the Corporation shall include a CEO, a Secretary, and a principal financial officer (the “PFO”). The Corporation may also have, at the discretion of the Board of Directors, a President, one or more vice presidents, a Controller or any such other officers as the Board of Directors may from time to time deem appropriate or necessary. Any number of offices may be held by the same person, except that no one person may execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or director of the Corporation.

5.1	Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors then in office at any regular or special meeting of the Board of Directors (or by unanimous written consent in accordance with these Bylaws and applicable law). Nothing herein shall limit the power of any officer to discharge any subordinate.

Any officer may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Board of Directors or to the Chairperson; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.2	Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

5.3	Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson, if any, the CEO (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairperson, at all meetings of the Board of Directors at which he or she is present and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.4	President.

The Board of Directors may, but is not obligated to, appoint a President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson (if any) or the CEO, the President, if appointed, shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.5	Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.6	Principal Financial Officer.

The PFO shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The PFO shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President, if any is appointed, the CEO, or the directors, upon request, an account of all his or her transactions as PFO and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.7	Vice Presidents.

Any vice president shall have such powers and duties as shall be prescribed by his or her superior officer or the Board of Directors. A vice president shall, when requested, counsel with and advise the officers of the Corporation and shall perform such other duties as he or she may agree with the CEO or as the Board of Directors may from time to time determine. A vice president need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the CEO, the Board of Directors, these Bylaws or the Chairperson.

5.8	Assistant Treasurers and Assistant Secretaries.

Any assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Board of Directors or by the CEO, the PFO or the Secretary. An assistant treasurer or assistant secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors.

5.9	Voting Shares in Other Business Entities.

The Chairperson, the CEO, the President, if any is appointed, any vice president, the PFO, the Secretary or assistant secretary of the Corporation, or any other person authorized by the Board of Directors may vote, and otherwise exercise on behalf of the Corporation any and all rights and powers incident to the ownership of, any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.10	Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of any officer to any director or directors or any other officers.

5.11	Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that they are also a director of the Corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1	Indemnification.

(a)          Subject to Section 6.3, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by the DGCL or any other law of the State of Delaware, as it exists or may hereafter be amended or modified from time to time, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  For the avoidance of doubt, in the absence of a conflict of interest, no failure to satisfy the balancing requirement described in Subchapter XV of the DGCL shall, for the purposes of this Article VI, constitute an act or omission not in good faith, or a breach of the duty of loyalty.

(b)          The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c)          To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)          The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

6.2	Advancement of Expenses.

(a)          Subject to Section 6.3, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including, without limitation, attorneys’ fees) incurred by or on behalf of such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)          With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including, without limitation, attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

6.3	Actions Initiated Against the Corporation.

Anything in Section 6.1(a) or Section 6.2(a) to the contrary notwithstanding, except as provided in Section 6.5(b), with respect to a Proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors.

6.4	Contract Rights.

The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

6.5	Claims.

(a)          If (i) a valid claim under Section 6.1(a) with respect to any right to indemnification is not paid in full by the Corporation within sixty (60) days after a written demand has been received by the Corporation or (ii) a valid claim under Section 6.2(a) with respect to any right to the advancement of expenses is not paid in full by the Corporation within thirty (30) days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b)          If successful in whole or in part in any suit brought pursuant to Section 6.5(a), or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c)          In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d)          In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

6.6	Determination of Entitlement to Indemnification.

Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the DGCL. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders of the Corporation. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

6.7	Non-Exclusive Rights.

The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.8	Insurance, Contracts and Funding.

The Corporation may purchase and maintain insurance at its expense on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or any other party entitled to indemnification pursuant to Section 6.1(a) or Section 6.1(b) hereof, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

6.9	Severability.

If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

6.10	Miscellaneous.

For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as an employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

RECORDS AND REPORTS

7.1	Maintenance and Inspection of Records.

(a)          The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class or series of shares of capital stock of the Corporation held by each stockholder, a copy of these Bylaws as amended to date, accounting books, minutes of all meetings of its stockholders, the Board of Directors and any committees thereof, a record of all actions taken by the Board of Directors or any committees thereof without a meeting and other records.

(b)          The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 7.1(b) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 7.1(b) to examine the list provided for in this Section 7.1(b) or to vote in person or by proxy at any meeting of stockholders.

(c)          Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.

ARTICLE VIII

GENERAL MATTERS

8.1	Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, shall designate the officers, employees and agents of the Corporation who shall have power to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 8.2, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

8.3	Reliance upon Books, Reports and Records.

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

8.4	Stock Certificates; Public Benefit Corporation Notice; Partly Paid Shares.

The shares of all classes and series of capital stock of the Corporation may be certificated or uncertificated, as may be provided by the Board of Directors.  Any notice given by the Corporation pursuant to Section 151(f) of the DGCL upon the issuance or transfer of uncertificated shares shall state conspicuously that the Corporation is a public benefit corporation formed pursuant to Subchapter XV of the DGCL. Notwithstanding the foregoing, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form.  Certificates for shares of stock shall note conspicuously that the Corporation is a public benefit corporation pursuant to Subchapter XV of the DGCL. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

8.5	Lost Certificates.

Except as provided in this Section 8.5(b), no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may, subject to Section 167 of the DGCL, determine the conditions upon which to issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient in the opinion of the Corporation, with or without surety, to indemnify it against any loss or claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. .

8.6	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation, natural person, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

8.7	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors. If the Board of Directors makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31 in each year.

8.8	Seal.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9	Transfer of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Subject to any restrictions on transfers, upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the transaction shall be recorded upon the books of the Corporation, and the Corporation shall send to the registered transferee a written notice containing the information required by Section 151(f) of the DGCL. A record shall be made of each transfer and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

8.10	Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the record owner of shares to receive dividends and to vote as such record owner, shall be entitled to hold liable for calls and assessments the person registered on its stock ledger as the record owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.11	Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE IX

AMENDMENTS

Except as otherwise provided by the DGCL, these Bylaws may be added to, amended or repealed, only in the manner provided in the Certificate of Incorporation.

ARTICLE X

PUBLIC BENEFIT CORPORATION PROVISIONS

10.1	Required Statement in Stockholder Meeting Notice.

The Corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation under Subsection XV of the DGCL.

10.2	Periodic Statements.

(a)          The Corporation shall no less than biennially provide the stockholders with a statement as to the Corporation’s promotion of the public benefit or public benefits identified in the Certificate of Incorporation and of the best interests of those materially affected by the corporation’s conduct. The statement shall include: (i) the objectives the Board of Directors has established to promote such public benefit or public benefits and interests; (ii) the standards the Board of Directors has adopted to measure the Corporation’s progress in promoting such public benefit or public benefits and interests; (iii) objective factual information based on those standards regarding the Corporation’s success in meeting the objectives for promoting such public benefit or public benefits and interests; and (iv) an assessment of the Corporation’s success in meeting the objectives and promoting such public benefit or public benefits and interests.

(b)          Such statement described in Section 10.2(a) hereof will be made available to the public.  The Corporation need not make use of a third-party standard in connection with, or attain a periodic third-party certification addressing, the Corporation’s promotion of the public benefit or public benefits identified in its certificate of incorporation or the best interests of those materially affected by the Corporation’s conduct.